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                                                                   Exhibit 10.21

                              EMPLOYMENT AGREEMENT

     AGREEMENT made as of this 22nd day of February, 2001, by and between Bruce Diamond, a person residing at 239 Mountain Road, Basking Ridge, N.J. (the "Employee") and Sipex Corporation, a Massachusetts corporation with a principal place of business in Billerica, Massachusetts (the "Company").

     WHEREAS, the Employee's senior managerial position requires that he be trusted with extensive confidential information and trade secrets of the Company and that he develop a thorough and comprehensive knowledge of all details of the Company's business, including, but not limited to, information relating to research, development, inventions, manufacturing, purchasing, accounting, engineering, marketing, distribution and licensing of the Company's products and services;

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in consideration of the mutual covenants and obligations herein contained, the parties hereto agree as follows:

     1. Position and Responsibilities. During the term of this Agreement, the Employee agrees to serve as President and Chief Operating Officer of the Company or in such other positions as may be assigned. The Employee shall at all times report to, and his activities shall at all times be subject to the direction and control of the Chief Executive Officer of the Company or to his designee, and the Employee shall exercise such powers and comply with and perform, faithfully and to the best of his ability, such directions and duties in relation to the business and affairs of the Company as may from time to time be vested in or requested of him. If Employee shall be elected to other offices of the Company or any of its affiliates, he shall serve in such positions without further compensation than provided for in this Agreement. The Employee agrees to follow all rules, policies and directives of the Company as may be promulgated or modified from time to time. The Employee shall perform his services under this Agreement at such locations as may be required by the Company.

     2. Compensation: Salary, Bonuses and Other Benefits. During the term of this Agreement, the Company shall pay the Employee the following compensation:

     (A) Salary. In consideration of the services to be rendered by the Employee to the Company, the Company will pay to the Employee a monthly salary of $22,916.67 (the Employee's "Base Rate") during the term of this Agreement. Employee's Base Rate may be adjusted by the Company's Board of Directors in its sole discretion from time to time; provided, however, that under no circumstances shall such Base Rate be reduced. Such salary shall be payable in conformity with the Company's customary practices for executive compensation, as such practices shall be established or modified from time to time.


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 (B)  Fringe Benefits.

       (1) The Employee will be entitled to participate on the same general basis and subject to the same rules and regulations as other Company executive employees in the Company's standard benefit plans as such benefits or plans may be modified or amended from time to time.

       (2) The Company will maintain supplemental life insurance on the life of the Employee so that the aggregate total death benefit payable to the Employee from all Company life insurance policies will total Five Hundred Thousands Dollars ($500,000.00).

       (3) At the request of the Employee, the Company will maintain supplemental disability insurance for the Employee so that the aggregate total disability benefits payable to the Employee from all Company disability insurance policies will total sixty-six and two-thirds percent (66 2/3%) of Employee's salary.

       (4) The Company shall pay or reimburse the Employee for all reasonable business expenses incurred or paid by the Employee in the performance of his duties and responsibilities hereunder, provided the Employee provides reasonable substantiation and documentation of these expenses. The Company agrees to provide reimbursement within a reasonable time after receipt of such documentation.

  (C) Performance Based Bonus. At the sole discretion of the Board of Directors, the Employee may also be eligible to receive a discretionary annual bonus after the end of the Company's calendar year, provided that the Employee continues to be employed by the Company at such year end. The amount of this bonus, if any, shall be determined by the Board of Directors based on objective or subjective goals set by the Board of Directors in its sole discretion. In the event that the Employee's employment with the Company is terminated by the Company without Cause or is terminated by the Employee for Good Reason other than at calendar year end, the Employee's bonus shall be prorated for such partial year. No bonus shall be payable to Employee with respect to any calendar year of the Company during which Employee's employment is terminated for Cause or Employee terminates his employment without Good Reason.

  (D) Taxes. All payments in this Section 2 shall be subject to all applicable federal, state and local withholding, payroll and other taxes.

  3. Termination. The Employee's employment under this Agreement may be terminated as follows:

       (A) By the Employee Without Good Reason. The Employee may terminate his employment without Good Reason (as defined in Section 3(B)(2) below) provided that the Employee gives the Company a written notice of intent to terminate at least thirty (30) days'

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prior to the effective date of such termination. In the event of a termination by the Employee without Good Reason, the Company may accelerate the Employee's departure date and will have no obligation to pay Employee after his actual departure date. In the event of termination by the Employee without Good Reason, the Employee shall be entitled to no severance or other termination benefits.

     (B)  By the Employee with Good Reason or by the Company without Cause.

          (1) The Company may terminate the Employee's employment without Cause (as defined in Section 3(C)) at any time. The Employee may terminate his employment for Good Reason (as defined in Subsection (2) of this Section 3(B)) after giving the Company a written notice of intent to terminate at least thirty (30) days prior to the effective date of such termination.

          (2) For purposes of this Agreement, termination by the Employee for "Good Reason" shall mean the termination of employment by the
          Employee: (i) as a result of a material breach of this Agreement by the Company; (ii) as a result of a material reduction in the Employee's title or reporting responsibilities as they exist on the date hereof without the Employee's written consent; (iii) as a result of the failure of the Company to pay the Employee's salary or bonus, if any, in the time and manner contemplated by this Agreement; or (iv) as a result of the Company requiring the Employee to relocate more than 50 miles from Milpitas, California (unless such relocation is to another facility of the Company); provided, however, that an event described in this Section shall not constitute Good Reason unless it is communicated by the Employee to the Company in writing and is not corrected by the Company to the Employee's reasonable satisfaction within 30 days of the date of the Employee's delivery of such written notice to the Company. Notwithstanding Section 3(B)(2)(iv), in the event a Successor To The Business (as defined in Section 10 hereof) assumes this Agreement, Section 3(B)(2)(iv) shall be modified to read as follows: "(iv) as a result of the Company requiring the Employee to relocate more than 50 miles from Milpitas, CA to any other location (including without limitation any facility of the Company or the Successor To The Business)."

          (3) In the event that the Company exercises its right to terminate the Employee without Cause or the Employee terminates his employment for Good Reason and the Employee signs a comprehensive release in the form, and of a scope, acceptable to the Company, the Company agrees to:

               (i) pay the Employee a lump sum payment equal to eighteen (18) months' base salary at the Employee's then current Base Rate;

               (ii) pay the Employee an amount equal to the highest annual bonus paid or payable by the Company to the Employee with respect to any
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calendar year during the three (3) calendar years prior to Employee's termination of employment;


(iii) allow the Employee to participate to the same extent as active executive employees (including dependent coverage) in the life, accident, disability, health and dental insurance plans of the Company (including the supplemental insurance set forth in Section 2(B)(2) and 2(B)(3) of this Agreement) or to provide benefits equivalent to those of active executive employees, at no cost to the Employee for a period of twenty four (24) months commencing on the date of termination of employment;

(iv) allow the Employee the option to buy the Company automobile leased for the Employee for a price equal to the buyout amount of the automobile at the end of the lease. The Employee hereby authorizes the Company to deduct any tax withholdings applicable to such transfer from any payments to be made by the Company hereinafter. All risk of damage or loss with respect to such automobile shall rest with the Employee. The automobile will be transferred to the Employee "as is," with no representations or warranties, express or implied, being made to the Employee (including warranties of merchantability and fitness for a particular purpose) and, without limiting the generality of the foregoing in any way, in no event shall the Company be liable for any consequential, special, punitive or other damages in connection with the automobile transfer. If this option is not exercised, the automobile will be returned to the Company;

(v) In the event of termination hereunder, each outstanding option held by the Employee pursuant to any stock option plan of the Company shall, without further action by the Company, accelerate and become immediately exercisable in full; provided that other than such acceleration(s), such outstanding option(s) shall continue to be governed by the terms of any such Stock Option Plan and related Stock Option Agreement(s);

(vi) In the event that any of the payments to be made to the Employee, or the compensation received or deemed to be received by the Employee, pursuant to or by reason of the provisions of Section 3(B)(3) of this Agreement result in the imposition of an excise tax on the Employee pursuant to Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code"), or any similar provision of state, local or foreign tax law (the "Parachute Tax"), the Company shall pay an additional amount to the Employee (the "Gross-Up Payment"). The Gross-Up Payment shall be calculated by the Company and shall equal an amount necessary to yield the Employee, on an after-tax basis, an amount equal to the Parachute Tax imposed on the Employee (including any Parachute Tax
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                                      -5-

          imposed with respect to the Gross-Up Payment). The Gross-Up Payment with respect to any Parachute Tax shall be payable by the Company to the Employee no later than the last day of the fiscal year in which such Parachute Tax is imposed.

          (vii) The payments in this Section 3(B)(3) shall be subject to all applicable federal, state and local withholding, payroll and other taxes.


          If Employee breaches his obligations under the Noncompetition, Nondisclosure and Developments Agreement executed herewith between Employee and the Company, the Company may immediately cease payment of all severance and/or benefits described in this Agreement. This cessation of severance and/or benefits shall be in addition to, and not as an alternative to, any other remedies in law or in equity available to the Company, including the right to seek specific performance or an injunction. Except as expressly set forth in this
          Section 3(B), Employee acknowledges that the Company shall not have any further obligations to the Employee in the event of Employee's termination under this Section 3(B), except such further obligations as may be imposed by law.

     (C) At the election of the Company for Cause. The Company may, immediately and unilaterally, terminate the Employee's employment hereunder for "Cause" at any time during the term of this Agreement by giving to the Employee written notice of such termination ten (10) days prior to the effective date of termination. The Company may pay Employee for this ten (10) day period in lieu of such notice. Termination of the Employee's employment by the Company shall constitute a termination for "Cause" if such termination is for one or more of the following causes:

          (1) the substantial and continuing failure of the Employee to render services to the Company substantially in accordance with his assigned duties or obligations under this Agreement, which materially and adversely affects or could materially and adversely affect the business, prospects, financial condition, operations, property or affairs of the Company, which is not cured by the Employee to the satisfaction of the Company within thirty (30) days notice to the Employee by the Company of the failure;

          (2) dishonesty, deliberate disregard of the rules or policies of the Company, material breach of the terms of this Agreement, which is not cured by the Employee to the satisfaction of the Company within thirty
          (30) days notice to the Employee by the Company;

          (3)  the commission by the Employee of an act of fraud, embezzlement or breach of fiduciary duty;
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          (4) acts of moral turpitude by the Employee which materially adversely affect the Employee's ability to perform his duties hereunder and represent the Company;

          (5) the conviction by the Employee of a felony; or

          (6) the commission of an act which constitutes unfair competition with the Company or which induces any customer of the Company to breach a contract with the Company.

          In the event of a termination for "Cause" pursuant to the provisions of clauses (1) through (6) above, inclusive, the Employee shall be entitled to no severance or other termination benefits.

          (D) Benefits if Agreement Terminated Due to Death or Disability. The Company shall have the right to terminate Employee's employment if Employee dies or suffers physical incapacity or mental incompetence. In the event Employee's employment shall terminate due to the physical incapacity or mental incompetence of the Employee, the Company shall pay the Employee an amount equal to: (i) twenty-four (24) months salary at the then current Base Rate, less (ii) any amounts recovered by the Employee under any health and disability insurance programs available through the Company. For the purposes of this Agreement, the Employee shall be deemed to have suffered physical incapacity or mental incompetence if the Employee is unable to perform the essential functions of his job with reasonable accommodation. Any accommodation will not be deemed reasonable if it imposes an undue hardship on the Company. If this Agreement terminates due to the death of Employee, Employee will not be entitled to any payments after the date of his death.

     4. Survival of Certain Provisions. Provisions of this Agreement shall survive any termination of employment or of this Agreement if so provided herein or if necessary or desirable to fully accomplish the purposes of such provision. Without limiting the foregoing, the obligations of the Employee under Sections 3, 4, 5, 8 and 10 hereof and the Employee Noncompetition, Nondisclosure and Developments Agreement of even date herewith by and between Employee and the Company expressly survive any termination of employment or termination of this Agreement. The obligation of the Company to make payments to or on behalf of the Employee under Section 3(B) hereof is expressly conditioned upon Employee's continued full performance of the obligations under the terms of Section 5 and the Noncompetition, Nondisclosure and Developments Agreement executed herewith between Employee and the Company.

     5. Noncompetition, Nondisclosure and Developments Agreement. In connection with his employment by the Company pursuant to the terms of this Agreement, the Employee shall execute, prior to the execution hereof by the Company, the Noncompetition, Nondisclosure and Developments Agreement attached hereto as Exhibit A.



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     6. CONSENT AND WAIVER BY THIRD PARTIES. The Employee hereby represents and warrants that he has obtained all waivers and/or consents from third parties which are necessary to enable him to enjoy employment with the Company on the terms and conditions set forth herein and to execute and perform this Agreement without being in conflict with any other agreement, obligation or understanding with any such third party. The Employee represents that he is not bound by any agreement or any other existing or previous business relationship which conflicts with, or may conflict with, the performance of his obligations hereunder or prevent the full performance of his duties and obligations hereunder.

     7. GOVERNING LAW. This Agreement, the employment relationship contemplated herein and any claim arising from such relationship, whether or not arising under this Agreement, shall be governed by and construed in accordance with the internal laws of the Commonwealth of Massachusetts, without giving effect to the principles of choice of law or conflicts of laws of such Commonwealth and this Agreement shall be deemed to be performable in Massachusetts. Any claims or legal actions by one party against the other arising out of the relationship between the parties contemplated herein (whether or not arising under this Agreement) shall be commenced or maintained in any state or federal court located in Massachusetts, and Employee hereby submits to the jurisdiction and venue of any such court.

     8. SEVERABILITY. In case any one or more of the provisions contained in this Agreement or the other agreements executed in connection with the transactions contemplated hereby for any reason shall be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or such other agreements, but this Agreement or such other agreements, as the case may be, shall be construed and reformed to the maximum extent permitted by law.

     9. WAIVERS AND MODIFICATIONS. This Agreement may be modified, and the rights, remedies and obligations contained in any provision hereof may be waived, only in accordance with this Section 9. No waiver by either party of any breach by the other or any provision hereof shall be deemed to be a waiver of any later or other breach thereof or as a waiver of any other provision of this Agreement. This Agreement sets forth all of the terms of the understandings between the parties with reference to the subject matter set forth herein and may not be waived, changed, discharged or terminated orally or by any course of dealing between the parties, but only by an instrument in writing signed by the party against whom any waiver, change, discharge or termination is sought. No modification or waiver by the Company shall be effective without the consent of at least a majority of the members of the Board of Directors excluding the Employee to the extent the Employee is a member of the Board of Directors at the time of such modification or waiver.

     10. ASSIGNMENT. The Employee acknowledges that the services to be rendered by him hereunder are unique and personal in nature. Accordingly, the Employee may not assign any of his rights or delegate any of his duties or obligations under this Agreement. The rights and obligations of the Company under this Agreement shall inure to the benefit of, and shall be binding upon, the successors and assigns of the Company. To that end, the Company will require any successor (a "Successor To The Business") to all or substantially all of the business and/or
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                                      -8-

assets of the Company (whether direct or indirect, by purchase, merger, consolidation or otherwise), expressly to assume and agree, by agreement in form and substance satisfactory to the Employee, to perform this Agreement in the same manner and to the same extent that Company would be required to perform it if no such transaction had taken place. Failure of the Company to obtain such agreement prior to the effective date of such transaction shall be a breach of this Agreement and shall entitle the Employee to compensation and benefits from the Company in the same amount and on the same terms as the Employee would be entitled hereunder if he were to terminate his employment pursuant to Section 3(b) of this Agreement. In the event the Company fails to obtain a successor's agreement to assume this Agreement under this Section 10, the date upon which any such transaction becomes effective shall be deemed the termination date and Employee's employment with the Company will end on that date.

     11. Acknowledgments. The Employee hereby acknowledges and recognizes that the enforcement of any of the provisions in this Agreement and the Noncompetition, Nondisclosure and Developments Agreement executed herewith may potentially interfere with the Employee's ability to pursue a proper livelihood. The Employee represents that he is knowledgeable about the business of the Company and further represents that he is capable of pursuing a career in other industries to earn a proper livelihood. The Employee recognizes and agrees that the enforcement of the Noncompetition, Nondisclosure and Developments Agreement is necessary to ensure the preservation, protection and continuity of the business, trade secrets and goodwill of the Company. The Employee agrees that, due to the proprietary nature of the Company's business, the restrictions set forth in the Noncompetition, Nondisclosure and Developments Agreement are reasonable as to time and scope.

     12. Entire Agreement. This Agreement and the Noncompetition, Nondisclosure and Developments Agreement executed herewith constitutes the entire understanding of the parties relating to the subject matter hereof and supersedes and cancels all agreements, written or oral, made prior to the date hereof between the Employee and the Company relating to employment, salary, bonus, or other compensation of any description, equity participation, pension, post-retirement benefits, severance or other remuneration, except for the Company stock option plan(s) and the stock option agreement(s) between the Company and the Employee which shall remain in full force and effect in accordance with their respective terms (except as modified by this Agreement).

     13. Notices. All notices hereunder shall be in writing and shall be delivered in person or mailed by certified or registered mail, return receipt requested, addressed as follows:

          If to the Company, to:  Sipex Corporation
                                  22 Linnell Circle
                                  Billerica, Massachusetts 01821
                                  Attention: Chief Executive Officer

     If to the Employee, at the Employee's address set forth on the signature page hereto.

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     14.  Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

     15. Section Headings. The descriptive section headings herein have been inserted for convenience only and shall not be deemed to define, limit, or otherwise affect the construction of any provision hereof.
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IN WITNESS WHEREOF, the parties hereto have executed this Employment Agreement as of the date first above written as instrument under seal.

SIPEX CORPORATION:                      EMPLOYEE:

/s/ James E. Donegan
---------------------------------       ---------------------------------
                                        Bruce Diamond



By: /s/ James E. Donegan                /s/ Bruce Diamond
   ------------------------------       ---------------------------------
                                        Signature

Title: C.E.O.                           239 MOUNTAIN RD
      ---------------------------       ---------------------------------
                                        Street Address

                                        BASKING RIDGE, NJ            07970
                                        ---------------------------------
                                        City          State      Zip Code